Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S‑3D (File Nos. 333‑182768 and 333‑219243) of Sterling Real Estate Trust of our reports dated March 15, 2018, relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears on page 71 of this annual report on Form 10‑K for the year ended December 31, 2017.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Chicago, Illinois

March 15, 2018